UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 24, 2015

HUDSON CITY BANCORP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-26001	22-3640393
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

WEST 80 CENTURY ROAD

PARAMUS, NEW JERSEY 07652

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:  (201) 967-1900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 24, 2015, Hudson City Savings Bank (the “Bank”), the wholly-owned savings bank subsidiary of Hudson City Bancorp, Inc. (the “Company”), entered into a settlement agreement with the U.S. Department of Justice (“DOJ”) and the Consumer Financial Protection Bureau (“CFPB”) related to certain alleged violations of the Fair Housing Act (“FHA”) and Equal Credit Opportunity Act (“ECOA”) arising out of investigations by the DOJ and CFPB of the Bank’s lending practices in majority-Black and Hispanic areas in its footprint mostly outside of New Jersey during the years 2009-2013. The settlement agreement is set forth in a consent order jointly submitted to the United States District Court for the District of New Jersey on September 24, 2015 for approval of and entry by the court (the “Consent Order”).

Under the Consent Order, the Bank has agreed to invest $25 million in a loan subsidy program to support home lending in minority areas and to implement a number of outreach and educational programs to residents of these communities, as well as to pay a $5.5 million civil money penalty. The Consent Order requires that the subsidy may be granted to qualified applicants (as defined in the Consent Order) and that the subsidy with respect to any individual loan may not exceed $18,750. The loan subsidy program and other programs agreed to in the Consent Order will apply to residents in majority-Black and Hispanic neighborhoods within the Metropolitan Statistical Areas of New York-Newark-Jersey City, NY-NJ-PA, Bridgeport-Stamford-Norwalk, CT, and Philadelphia-Camden-Wilmington, PA-NJ-DE (collectively, the “Affected MSAs”).

In addition, pursuant to the Consent Order, the Bank has agreed, among other requirements, to:

(i) hire an independent third-party consultant to conduct an assessment of the Bank’s fair lending compliance management system and make recommendations to strengthen the system;

(ii) implement a written compliance plan to ensure the Bank complies with the ECOA and the FHA;

(iii) provide additional compliance training to employees substantially engaged in mortgage lending and marketing;

(iv) modify its Community Reinvestment Act (“CRA”) assessment area to include Bronx, Kings, Queens and New York counties in New York State, the city of Camden, New Jersey and the city of Philadelphia, Pennsylvania, subject to any applicable regulatory approvals;

(v) hire an independent third-party consultant to provide a credit needs assessment of majority-Black and Hispanic neighborhoods within the Affected MSAs and make recommendations to the Bank that address how the requirements of the Consent Order should be carried out to best achieve the goals of the Consent Order;

(vi) implement a remedial plan, subject to the non-objection of the CFPB and DOJ, that details the actions the Bank proposes to take to comply with the Consent Order, including the specific terms of the loan subsidy program;

(vii) hire or designate a dedicated Fair Lending Officer and a full-time Director of Community Lending;

(viii) open or acquire two new full-service branches located in majority-Black and Hispanic neighborhoods in the Affected MSAs, subject to applicable regulatory approvals and the non-objection of the CFPB and DOJ as to the location of the branches;

(ix) ensure that not less than 8% of its mortgage loan officers in the Affected MSAs (and in no event less than 3 mortgage loan officers total) are assigned to serve branches and loan production offices in, and will cover, majority-Black and Hispanic neighborhoods within the Affected MSAs;

(x) spend a minimum of $200,000 per year (while the Consent Order is in effect) on specified targeted advertising and outreach and conduct quarterly outreach programs for mortgage brokers, real estate brokers and agents, developers and other residential real estate-related entities to inform them of the products and services offered by the Bank, including the loan subsidy program;

(xi) spend a minimum of $100,000 per year (while the Consent Order is in effect) on consumer financial education programs; and

(xii) spend a minimum of $750,000 to develop partnerships with one or more community-based or governmental organizations that will aid the Bank in establishing a physical presence in majority-Black or Hispanic neighborhoods in the Affected MSAs and marketing its residential loan products and extending credit to qualified borrowers in such areas.

The Consent Order also contains standard monitoring, reporting and governance requirements.

In the event the proposed merger of the Company with M&T Bank Corporation and the corresponding merger of the Bank with and into Manufacturers Banking and Trust Company (“M&T Bank”) is completed, a number of the requirements of the Consent Order will be deemed satisfied, including the compliance assessment, the requirement to hire a consultant to perform the credit needs assessment and the requirement to hire a Fair Lending Officer and a Director of Community Development (provided other officers of M&T Bank assume the responsibilities required of such positions as described in the Consent Order).

The requirements of the Consent Order will be in effect until the later of (a) the DOJ’s and the CFPB’s non-objection to the Bank’s fifth annual report submitted pursuant to the Consent Order, (b) three months after the submission to the DOJ and the CFPB of a report by the Bank demonstrating that the Bank’s obligations to investment all money required by the Consent Order have been fulfilled or (c) the date on which both branches that the Bank is required to open pursuant to the Consent Order have been operated by the Bank for three years; provided that, after the Consent Order has been in effect for four years, the parties may file a joint motion to terminate the Consent Order. Such motion may be proposed by the Bank if it has fully complied with all of the terms of the Consent Order and has accomplished the remedial goals of the Consent Order, as determined by the DOJ and the CFPB.

The foregoing description of the Consent Order does not purport to be complete and is qualified in its entirety by reference to the full text of the Consent Order, a copy of which is attached as Exhibit 10.1 to this Report and is incorporated by reference herein.

Item 8.01	Other Events.

On September 24, 2015, the Company issued a release announcing that the Bank had entered into the settlement agreement with the DOJ and the CFPB. A copy of the Company’s press release is attached as Exhibit 99.1 to this Report.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibit

10.1	Consent Order

99.2	Press Release dated September 24, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUDSON CITY BANCORP, INC.

By:	/s/ Anthony J. Fabiano
Anthony J. Fabiano President and Chief Operating Officer

Dated:  September 29, 2015